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                                 EXHIBIT 23.3


                    CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated January 23, 1997, accompanying the consolidated financial statements of Central and Southern Holding Company contained in the Registration Statement Form S-4 No. 333-24537 and incorporated by reference in this Registration Statement (abbreviated Form S-4, filed pursuant to Rule 462(b)). We consent to the use of the aforementioned report in the Registration Statements Form S-4, No. 333-24537 and this Registration Statement filed pursuant to Rule 462(b) on Form S-4, and to the use of our name as it appears under the caption "Experts."



                                   PORTER KEADLE MOORE, LLP



                                   /s/ PORTER KEADLE MOORE, LLP


                                   Successor to the practice of:
                                   Evans, Porter, Bryan & Co.


Atlanta, Georgia
June 18, 1997